UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 17, 2013

Municipal Mortgage & Equity, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 600, Baltimore, Maryland		21202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		(443) 263-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 17, 2013, the registrant, together with its indirect wholly owned subsidiaries, MuniMae TEI Holdings, LLC (“TEI”), MMA Financial Holdings, Inc. (“MFH”) and MuniMae TE Bond Subsidiary, LLC (“TEB”), and a creditor to which TEB’s common stock is pledged to support collateral requirements related to certain debt and derivative agreements, entered into an amendment to the forbearance agreement reported in the registrants’ Form 8-K dated February 8, 2012. The amendment (i) extends the term of the Forbearance Period from the earlier of June 30, 2013 or satisfaction of the Forbearance Release Terms to the earlier of August 1, 2013 or satisfaction of the Forbearance Release Terms, and (ii) extends the collateral posting requirement set forth in Section 3(e)(vi) of the forbearance agreement from June 29, 2013 to July 30, 2013.

Item 7.01 Regulation FD Disclosure

At an annual shareholder meeting scheduled for today, the Company will announce that based on management estimates, rising interest rates so far this quarter have generated mark-to-market losses on the Company’s fixed rate multifamily performing bonds. Those losses have ranged as high as $10 million, but at June 14, 2013 were less than that based on the Company’s standard valuation models. Because interest rates continue to be volatile and because of potential valuation changes in bonds that are valued based on the value of the underlying real estate, the value of the bond portfolio is subject to further change, either up or down, by quarter-end.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Amendment to Forbearance Agreement with Merrill Lynch Capital Services, Inc. dated June 17, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

June 18, 2013	By:	/s/ Michael L. Falcone

Name: Michael L. Falcone
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

10.1	Amendment to Forbearance Agreement with Merrill Lynch Capital Services, Inc. dated June 17, 2013

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